UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 15, 2017

(Date of earliest event reported)

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices and zip code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2017, T2 Biosystems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 4,375,000 shares of the Company’s common stock to the Underwriters (the “Offering”). The shares of common stock were sold to the public at an offering price of $4.00 per share and were purchased by the Underwriters from the Company at a price of $3.76 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 656,250 shares of common stock at the same price per share, which the Underwriters exercised in full. All of the shares of common stock were offered by the Company.

The shares were sold in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-206707) previously filed and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Offering closed on September 19, 2017. The gross proceeds from the Offering, based on the price to the public of $4.00 per share, including from the Underwriters’ exercise of their option to purchase an additional 656,250 shares, were $20.125 million. The Company estimates that its offering expenses, including legal costs and various other fees but excluding the Underwriters’ discounts and commissions, will be approximately $280,000.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This report contains forward-looking statements. Such statements reflect the current views of the Company’s senior management, and include those about the Company’s estimated offering expenses. Such statements and those that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. Forward-looking statements address matters that involve risks and uncertainties. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, for example, the amount of the Company’s estimated offering expenses may differ from the Company’s current expectations and other risk factors included in the Company’s annual report on Form 10-K filed with the SEC on March 15, 2017 and current report on Form 8-K filed with the SEC on September 14, 2017 and other documents the Company files with the SEC from time to time. Accordingly, there are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of the document containing the applicable statement. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this report, it cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. The Company qualifies all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 15, 2017, by and among T2 Biosystems, Inc. and Canaccord Genuity Inc. and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017	T2 BIOSYSTEMS, INC.

	By:	/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
SVP, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 15, 2017, by and among T2 Biosystems, Inc. and Canaccord Genuity Inc. and Cantor Fitzgerald & Co, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).